Exhibit 35.c


                                      [LOGO] Deutsche Bank

                                      Deutsche Bank Trust Company Americas
                                      Commercial Real Estate / Global Banking
                                      60 Wall Street, 42nd Floor, NYC60-4216
                                      New York, NY 10005



                         ANNUAL STATEMENT OF COMPLIANCE
                              OFFICERS CERTIFICATE
                    January 1, 2007 through December 31, 2007

                   COMM 2007-C-9 Mortgage Trust (the "Trust")

We, Amy Sinensky and Steve Sauer, are Directors of Deutsche Bank Trust Company Americas, a New York State Corporation (the "Sub-Servicer"), acting as a Sub-Servicer for KeyCorp Real Estate Capital Markets, Inc., (the "Servicer") pursuant to the Sub-Servicing Agreement dated as of August 14, 2007 (the "Sub-Servicing Agreement"), between Sub-Servicer and Servicer, relating to that certain Pooling and Servicing Agreement dated as of August 1, 2007, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (with respect to all of the mortgage loans sold to the depositor by German American Capital Corporation (other than the Capmark/GACC Mortgage Loans (as defined therein) and the mortgage loan identified as the DDR Portfolio Loan) and Keybank National Association), Capmark Finance Inc., as master servicer (with respect to all of the mortgage loans sold to the depositor by Capmark Finance Inc. and the Capmark/GACC Mortgage Loans)"), LNR Partners, Inc., as special servicer (with respect to all of the Mortgage Loans other than the DDR Portfolio Loan), Wells Fargo Bank, N.A., as trustee and custodian, and Deutsche Bank Trust Company Americas, as certificate administrator and paying agent certify that:

(i) a review of the activities of DBTCA, as Sub-Servicer, for the year ending December 31, 2007, and of its performance under this Agreement has been made under our supervision and;

(ii) to the best of our knowledge, based on such review, DBTCA, as Sub-Servicer, during the preceding calendar year ending December 31, 2007, has fulfilled all of its obligations under the Sub-Servicing Agreement in all material respects.


Deutsche Bank Trust Company Americas (DBTCA):


By:     /s/ Steve Sauer                      By:    /s/ Amy Sinensky
       -----------------------------               -----------------------------
Name:   Steve Sauer                          Name:  Amy Sinensky
       -----------------------------               -----------------------------
Title:  Director                             Title: Director
       -----------------------------               -----------------------------
Date:   3/10/08                              Date:  3/10/08
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